Exhibit 10.32

                           MEMORANDUM OF UNDERSTANDING

      This Memorandum of Understanding by and between Hemispherx Biopharma, Inc. having an address at One Penn Center, 1617 JFK Blvd, Suite 660, Philadelphia, PA l9103- 1806, USA ("HEB") and Fujisawa Deutschland GmbH, having an address at Berg-am-Laim-Strasse 129, 81673 Munchen, Germany ("F-DE").

      Whereas, HEB, together with its subsidiaries, owns patents in the United States and Europe relating to the use of Ampligen(R) in the treatment of Chronic Fatigue Syndrome ("CFS"), and

      Whereas, HEB is conducting a phase III clinical trial in the United States utilizing Ampligen(R) in the treatment of CFS patients ("AMP 516"), and

      Whereas, HEB plans to seek approval for the commercial sale of Ampligen(R) in the United States and Europe from the United States Food And Drug Administration ("FDA") and the European Medicines Evaluation Agency ("EMEA"), respectively, and

      Whereas, HEB wishes to establish agreements for the distribution of Ampligen(R) for the treatment of CFS in Europe, and

      Whereas, F-DE is interested in exploring the feasibility of becoming a distributor for Ampligen(R) for the treatment of CFS in Germany, Switzerland and Austria ("Territory")

      Now, therefore, this Memorandum of Understanding

      1. Upon execution of this Memorandum of Understanding F-DE shall pay to HEB an option fee of (Euro)400,000 Euros.

      2. F-DE shall have the exclusive right and option to enter into a Distribution Agreement with HEB, or one of its subsidiaries, for the Territory, from the date of the execution of this Memorandum of Understanding to and including that date which is twelve (12) weeks following the later of F-DE being provided
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            (a) Access to the full report of the Amp 516 clinical trial allowing
F-DE a complete understanding of AMP 516's efficacy and safety including a fully statistical evaluation.

            (b) Introduction to three principal investigators in the Amp 516 clinical trial to obtain their views on the Amp 516 clinical trial.

      The provisions set forth on Exhibit "A" attached hereto shall be a part of the Distribution Agreement, with any and all other terms and provisions of the Distribution Agreement to be negotiated in good faith in a timely manner by the Parties.

      3. From the date of the execution of this Memorandum of Understanding, HEB shall cooperate fully with F-DE in the performance by F-DE of its due diligence with respect to Ampligen(R), the Amp 516 clinical trial, HEB's patents and all other matters relevant to the Distribution Agreement.

      4. In the event F-DE is not provided by HEB with the full report of the Amp 516 clinical trial by May 31, 2004 and F-DE does not wish to exercise its option to enter into the Distribution Agreement, HEB shall, on May 31, 2004, refund to F-DE (Euro)200,000 Euros of the option fee.

      In the event F-DE is not provided by HEB with the full report of the Amp 516 clinical trial by December 31, 2004 and F-DE does not wish to exercise its option to enter into the Distribution Agreement, HEB shall, on December 31, 2004, refund to F-DE the entire option fee of 400,000 Euros.

      In the event the results of the Amp 516 clinical trial does not confirm the results of previous studies and/or the due diligence performed by F-DE reveals negative results which can not be cured by HEB and F-DE does not wish to exercise its option to enter into the Distribution Agreement, HEB shall refund to F-DE (Euro)200,000 Euros of the option fee.

      5. It is the intention of HEB and F-DE that this Memorandum of Understanding shall be executed no later than January 31, 2004.
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      6. Neither party, without the written consent of the other, shall disclose or publish the existence of this Memorandum of Understanding, or its terms or provisions, except to its affiliated companies and except as may be required by any and all governmental rules, regulations and/or laws.

      7. This Agreement constitutes the whole understanding related to the subject matter hereof between the parties and shall prevail on any other terms.

      Any amendment or modification to this Memorandum of Understanding shall only be made in writing and shall only be valid when signed by the due representatives of the parties.

      8. This Memorandum of Understanding shall be governed by and construed in accordance with the laws of Switzerland, excluding its provisions regarding conflict of laws.

      Any dispute arising between the parties concerning the validity, interpretation or implementation of this Memorandum of Understanding which cannot be settled by negotiation, shall be finally settled by arbitration in English language under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules. Place of arbitration shall be Zurich, Switzerland.

      HEMISPHERX BIOPHARMA, INC.:


      By:
          ----------------------------

      Title: /s/ Dr. William A. Carter
             -------------------------

      Date: January 23, 2004
             -------------------------

      FUJISAWA DEUTSCHLAND GMBH:

      Munich, 21 January 2004

      /s/ W. Tinhof                          /s/ W. Schoch
      ------------------------               ------------------------
      Dr. W. Tinhof, President               W. Schoch, Executive Vice President